Exhibit 10.16

AMENDING AGREEMENT

THIS AMENDING AGREEMENT (this “Agreement”) is dated as of March 31, 2025 by and among International Battery Metals Ltd. (the “Company”), EV Metals I LLC, EV Metals II LLC, EV Metals III LLC, EV Metals IV LLC, EV Metals V LLC, EV Metals VI LLC and EV Metals 7 LLC, Elegante Energy LLC, Perk Salar, LLC and JAW Puerto Rico Trust (collectively, “EV Metals”).

WHEREAS:

A.	The Company and EV Metals I LLC, EV Metals II LLC, EV Metals III LLC, EV Metals IV LLC, EV Metals V LLC and EV Metals VI LLC entered into an investor rights agreement dated February 23, 2024 (the “Investor Rights Agreement”).

B.	On March 2, 2025, EV Metals 7 LLC and EV Metals VI LLC subscribed for an aggregate of 26,084,454 units of the Company (the “Units”), with each Unit being comprised of one common share of the Company (each, a “Common Share”) and one Common Share purchase warrant (each, a “Warrant”).

C.	Pursuant to Section 4.5 of the Investor Rights Agreement, the parties to the Investor Rights Agreement may amend the Investor Rights Agreement by agreement in writing.

D.	The parties wish to amend the Investor Rights Agreement as set out below.

NOW THEREFORE in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	Defined Terms.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Investor Rights Agreement.

2.	Amendment to the Investor Rights Agreement.

The parties to this Agreement hereby acknowledge and agree that the Investor Rights Agreement shall be amended as follows:

a)	the definition of “CSE” shall be deleted in its entirety;

b)	the following definition shall be added:

“‘TSXV’ means the TSX Venture Exchange;

c)	all references to “CSE” shall be deleted and replaced with references to “TSXV”; and

d)	Section 2.1(1) of the Investor Rights Agreement shall be deleted in its entirety and replaced with the following:

“(a)	For so long as the Board of Directors of the Company is comprised of five or less individuals, EV Metals shall have the right, according to the terms and subject to the conditions set forth in this Section 2.1 and applicable Securities Laws, to nominate one individual (an “EV Metals Nominee”) to form part of the list of nominees to the Board which is included in each proxy circular relating to the election of directors of the Company, provided that the EV Metals Nominee shall: (a) qualify under the BCBCA, the rules of the TSX and the articles of incorporation and policies of the Company in effect from time to time, to act as a director thereof; and (b) meet the qualification requirements of the Corporate Governance, Nominating and Compensation Committee of the Company, acting reasonably and taking into account the profile and expertise required of a director of the Company (the “Director Eligibility Criteria”);

(b)	in the event the Board of Directors of the Company is proposed to be increased to six or more directors, one such additional proposed director meeting the Director Eligibility Criteria (the “Additional Independent Director”) will be independent of EV Metals and Jacob Warnock and the Company (within the meaning of Section 1.4 of National Instrument 52-110 - Audit Committees) and such Additional Independent Director shall be subject to the approval of EV Metals, in its sole discretion.”

e)	Any reference the “EV Metals Nominee” shall be read to include any EV Metals Nominee nominated by EV Metals pursuant to the terms of the Investor Rights Agreement.

3.	Reference to and Effect on the Investor Rights Agreement.

On and after the date of this Agreement, any reference to “this Agreement” in the Investor Rights Agreement and any reference to the Investor Rights Agreement in any other agreements will mean the Investor Rights Agreement as amended by this Agreement. Except as contemplated by this Agreement, the provisions of the Investor Rights Agreement remain in full force and effect.

4.	Counterparts.

This Agreement may be executed either directly or by an attorney-in-fact, in any number of counterparts of the signature pages, each of which will be considered an original. Each party may execute this Agreement via a facsimile (or transmission of a PDF file) of a counterpart of this Agreement. In addition, facsimile or PDF signatures of signatories of any party shall be valid and binding and delivery of a facsimile or PDF signature by any party shall constitute due execution and delivery of this Agreement.

5.	Governing Law.

All issues and questions concerning the relative rights of the parties to the Investor Rights Agreement shall be governed by the provisions in the Investor Rights Agreement. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement must be construed in accordance with and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

6.	Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the parties to the Investor Rights Agreement and their respective heirs, executors, administrators, successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INTERNATIONAL BATTERY METALS LTD.

By:	/s/ Iris Jancik
Name:	Iris Jancik
Title:	Chief Executive Officer

EV METALS I LLC

By:	/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

EV METALS II LLC

By:	/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

EV METALS III LLC

By:	/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

EV METALS IV LLC

By:	/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

EV METALS V LLC

By:	/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

EV METALS VI LLC

By:	/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

EV METALS 7 LLC

By:	/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

ELEGANTE ENERGY LLC

By:	/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

PERK SALAR, LLC

By:	/s/ Jacob Warnock
Name:	Jacob Warnock
Title:	Manager

JAW PUERTO RICO TRUST

By:	/s/ Peter Cheatham
Name:	Peter Cheatham
Title:	Trustee